Exhibit 10.14

                         MARKETING DEVELOPMENT AGREEMENT

     THIS AGREEMENT is entered into as of July 22, 2000, between ArcusNet, Inc., A Delaware corporation with offices at 75 Lincoln Highway, Iselin, NJ 08830 (hereinafter called the "Company") and Cydoor Technologies Inc., a Delaware corporation with offices at 71 Broadway, NYC, NY, 10006 (hereinafter called the "Client").

                              W I T N E S S E T H :

     WHEREAS, Client has developed a technology generally described as a suite of services that enable users to activate Internet based utilities over the user interface of software programs. This allows for displaying ads, running e-commerce utilities and implementing a vast range of web related functions, and

     WHEREAS, Company is in the business of facilitating and creating strategic alliances, and

     WHEREAS, Client desires to employ Company to develop marketing programs and strategic alliances;

     NOW THEREFORE, the parties hereto intending to be legally bound hereby covenant and agree as follows:

     1. Recitals - The recitals are hereby incorporated herein and made a part hereof.

     2. Retention - The Client hereby retains the Company to create strategic alliances with third parties on behalf of Client for the purpose of producing revenue and other value. Contracts or agreements, including any extension thereof, entered into by Client and third parties due to Company's performance under this Agreement shall be hereinafter referred to as Third Party Contract(s).

     3. Term - The term of this Agreement shall commence on the date first set forth above and shall continue for twelve (12) months. If either party hereto does not provide written notice of termination to the other party on or before sixty (60) days prior to the end of the then current term of this Agreement, then the term shall automatically be extended for a further twelve (12) month period. The term shall be extended automatically from twelve (12) month period to twelve (12) month period until terminated as set forth herein.

     4. Compensation - For the services rendered hereunder the Client shall pay to Company, on a quarterly basis, a fee which equals seven and one half percent (7.5%) of the [gross] revenues actually received by Client in such quarter, through and as consequence of The Third Party Contracts, including but not limited to all advertising revenues, member acquisition related revenues, e-commerce revenues and affiliate revenues. Client shall not reimburse Company for any expenses incurred in providing its services under this Agreement unless approved in advance and in writing by Client.

     5. Payment Terms - All fees are due on a quarterly basis. Client shall pay to Company its fee for each quarter no later than thirty days after the end of such quarter. Each payment shall be accompanied by a statement containing the calculation of gross revenue by project. Payment shall be in US funds delivered to Company at the address set forth above.

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     6.  Initiating  Cause - Client  shall  confirm to Company in writing of its
Third Party Contracts that Client enters into due to Company's performance of its obligations hereunder. Client shall provide a copy of such Third Party Contracts to Company upon Client's execution of same in addition to copies of all reports that Client receives pursuant to such Third Party Contracts. Client shall deliver the reports to Company within fifteen business days after Client's receipt of same.

     7. Company's Approval - Company hereby acknowledges, that: (i) any agreement with a Third Party is subject to the approval by Client's board of directors, which shall not be limited in any way in using its sole discretionary powers upon deciding whether, and under what terms, to engage in such agreement, if at all; and (ii) it shall not make any commitment or representation which would, in any way, obligate or bind Client, without the prior written specific authorization from Client's CEO.

     8. Similar Contracts - Client agrees to act on any Third Party Contract(s) submitted by Company in a timely manner. In the event Client chooses not to engage in a Third Party Contract submitted by Company then Client agrees that if Client signs an agreement with such third party containing similar or near similar terms ("Similar Contracts") within eighteen (18) months after Company submitted such Third Party Contract to Client then such Similar Contract shall be deemed a Third Party Contract for the purpose of this agreement and shall be subject to all the obligations set forth in this Agreement.

     9. Authority - The Company and Client mutually represent and warrant that they have the necessary power and authority to execute this Agreement and to carry out and perform their obligations hereunder. Company and Client further mutually represent and warrant that by entering into this Agreement they do not violate any provisions of any contract or any obligation of it, or constitute an event of default of any such contract.

     10. Work For Others - The Client recognizes and agrees that the Company may perform services for other persons, provided that during the term of this Agreement (including any extensions thereof) such services shall not represent a breach of the Company's fiduciary duty to Client.

     Client shall be entitled to engage the services of other consultants, employees or agents.

     11. Survival - Upon any termination of this Agreement, the obligation set forth in paragraphs 4, 5, 8 and 12 above shall survive for the full term. Any extensions and renewals of the Third Party Contracts shall be at a rate of three and three quarter percent (3.75%) for the duration of such extensions and renewals, but in any event no longer than two years. Obligation set forth in paragraphs 5, 8 and 12 shall also apply for the for the duration of such extensions and renewals.

     12. Audit Rights - Company, at its own expense, upon reasonable advance written notice to Client, may audit Client's books and records of account, relating to revenue subject to this Agreement, during normal business hours at the place that such books and records may be ordinarily kept; provided, however that only one (1) audit shall be performed on the books and records of account for any one (1) calendar year. All books and records and all data and information contained therein, except as required by law, shall be held in strictest confidence and shall not be disclosed to any other party other than Company's counsel and accountants provided that such accountants and counsel acknowledge in writing that they are bound by this confidence, and upon completion of such audit shall return all documents or copies thereof to the audited party. All books and records and all data and information contained therein shall be used solely for the purpose of reporting to Company the amounts of any alleged errors in payment of Company's appropriate fee percentage. Any statement not audited within two (2) years of submission shall be deemed conclusive and not subject to further contest with respect to matters therein. Company shall be deemed to have consented to each statement, and such statements shall become final and binding two (2) years after the rendition thereof unless specific written objection is made thereto within such period and, if Client gives Company written notice that it denied the validity of the objection, unless suit is instituted within one (1) year of the date of such notice.

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     Upon  Client's  request,   Company  shall  submit  to  the  Client  written
periodical reports, which shall include information concerning the services which Company provided during the relevant period.

     13. Indemnification - (a) Company agrees to indemnify and hold Client and its affiliates harmless from and against all claims, demands, liabilities, costs and expenses arising out of or resulting from: (i) any statement made by Company to any third party with respect to the Client that consists of other than presenting current information that has been either published or approved in writing by Client (ii) a breach or misrepresentation by Company under or in connection with this Agreement.

     (b) Client agrees to indemnify and hold harmless the Company if, by reason of any action taken by Company or of any inaction on Company's part while acting on behalf of or for the benefit of the Client and within the scope of this Agreement, Company is made a party to or a participant in any action, suit, inquiry, hearing or any other proceeding (a "Proceeding") against the Client, provided, however, that Company acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Client and, with respect to any criminal Proceeding, had no reasonable cause to believe it conduct was unlawful.

     14. Confidentiality - Company shall hold all Proprietary Information in confidence, and will not disclose Proprietary Information, except to those Company employees and consultants to whom such disclosure is necessary in order to conduct this Program. Company shall notify employees and consultants to whom disclosure is made that such disclosure shall be kept in confidence.

     Proprietary Information means written and oral information, including software, documentation, other materials and, without limitation, the terms of this Agreement, the parties' trade secrets, methods or practices, and any other information relating to the parties' personnel, products, customers, strategies, services or future business plans.

     It shall not be a breach of this Agreement for Company to disclose Proprietary Information if compelled to do so under law, in a judicial or other governmental investigation or proceeding, provided Client has been given prior notice and Company has sought all available safeguards prior to such disclosure.

     Company's obligations under this Confidentiality section shall not apply to: (i) Information now in public domain, or subsequently entering public domain through no action or fault of Company; (ii) Information known to Company without restriction prior to receipt from Client; (iii) Information Company receives from any third party having a legal right to transmit such information; or (iv) Information independently developed by Company employees, consultants or agents, provided Company can demonstrate that those same employees, consultants or agents had no access to Proprietary Information received hereunder.

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     Additionally,  Company  shall keep all  information  regarding its dealings with Client and third parties confidential and Company shall not interfere with any Third Party Agreements it has procured for Client for at least 12 months after the termination of this agreement.

     Client shall similarly hold information received in confidence from Company in the same manner as set forth above. In regards to information relating to Company Members Client represents to adhere to a privacy policy, which is at least as stringent as Company's.

     15. Entire Agreement - This Agreement constitutes the entire agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreement, including any employment type agreement between employee and the Company, either oral or in writing.

     16. Amendment - This Agreement may not be amended except by an instrument signed by both parties hereto, or by their duly appointed representatives.

     17. Governing Law - This Agreement shall be governed by and construed in accordance with the laws of New York (USA).

     18. Nonassignability - Neither this Agreement nor any right or interest hereunder shall be assignable by Company, without Client's prior written consent.

     19. Notices - Unless otherwise specified in a note sent or delivered in accordance with this Section, any notice to be given under this Agreement shall be in writing and shall be deemed to be given if delivered to a party in person or mailed by certified mail, postage prepaid, return receipt requested, at the addresses set forth below:

 If to Client:
     Cydoor Technologies, Inc.
     80 Maiden Ln.
     New York, NY  10038

 If to the Company:
     ArcusNet, Inc.
     75 Lincoln Highway
     Iselin, NJ 08830


     20. Headings - The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation or any of the provisions of this Agreement.

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     21. Arbitration - All disputes hereunder shall be submitted to the American
Arbitration Association for resolution in New York City, NY.

     22. Independent Contractor - In performing services for the Client pursuant to this Agreement, there will be no employer-employee relationship between the parties and the Company shall act in the capacity of an independent contractor with respect to the Client and not as an employee of the Client.

     The Company shall not be eligible to participate in any of the Client's employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs.

     Company shall keep Client informed of any third parties it intends to solicit as part of its performance under this agreement and review with Client the goals to be attained by such Third Party Agreements. Company shall solicit such third parties only after receipt of written confirmation from Client.

     Company acknowledges that Client is entering into this Agreement because of Company's relationship with Larry Weinstein. In the event Larry Weinstein's relationship with Company is terminated this Agreement shall also terminate.

     IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day and year first above written


 ArcusNet, Inc.


 /s/Larry Weinstein
 ------------------
    Larry Weinstein, President


 Cydoor Technologies, Inc.


 /s/Meir Zohar
 -------------
    Meir Zohar, CEO




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